CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     We consent to incorporation by reference in a Registration
     Statement on Form S-8 of our report dated February 24, 1995 on the consolidated financial statements of Central Newspapers, Inc. and to the reference to us under the heading "Experts" in the Registration Statement.


     /s/ Geo. S. Olive & Co. LLC


     Indianapolis, Indiana
     July 6, 1995